Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-176914

Currency Terms Supplement to the Prospectus dated September 19, 2011 and the Prospectus Supplement dated September 19, 2011 – No. 1667
The Goldman Sachs Group, Inc. Medium-Term Notes, Series D Currency Terms Supplement Notes linked to the Performance of one or more Exchange Rates

The Goldman Sachs Group, Inc. may from time to time offer and sell notes, the payments and performance of which will be linked to the performance of one or more exchange rates. The accompanying prospectus dated September 19, 2011, the accompanying prospectus supplement dated September 19, 2011 and this currency terms supplement (this currency terms supplement no. 1667) describe some of the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement and, if identified in the applicable pricing supplement, a product supplement, which we refer to as the applicable product supplement, will describe additional terms that apply to your notes. The applicable pricing supplement will identify whether any of the exchange rates described here will be used to calculate a return on your notes, and the applicable pricing supplement and the applicable product supplement, if any, may each also describe any additions or changes to the terms of the notes set forth in this currency terms supplement.

This currency terms supplement contains the following:

—

Certain risks applicable to the notes. You should read these risks in conjunction with the risks described in the applicable pricing supplement, the applicable product supplement, if any, and the accompanying prospectus supplement and the accompanying prospectus.

—	Certain terms that may relate to your notes in addition to the description of the notes contained in the pricing supplement and product supplement, if any, described above.
—	A description of certain exchange rates to which your notes may be linked.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page S-1 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this currency terms supplement, the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs may use this currency terms supplement in the initial sale of the notes. In addition, Goldman, Sachs & Co., or any affiliate of Goldman Sachs may use this currency terms supplement in a market-making transaction in notes after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this currency terms supplement is being used in a market-making transaction.

Goldman, Sachs & Co.

Currency Terms Supplement dated August 24, 2012.

In this currency terms supplement, when we refer to a “note”, including your notes, we mean a note linked to one or more of the exchange rates specified herein unless the context requires otherwise. Please note that in this currency terms supplement, references to “The Goldman Sachs Group, Inc.”, “we”, “our”, and “us” mean only The Goldman Sachs Group, Inc., and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References in this currency terms supplement, the applicable product supplement, if any, and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in aggregate on the global note representing the notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated September 19, 2011, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series D, dated September 19, 2011, of The Goldman Sachs Group, Inc. References to the “indenture” in this currency terms supplement mean the senior debt indenture, dated July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.

The Notes Are Part of a Series

The notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series D”, that we may issue under our indenture from time to time. The notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. This currency terms supplement describes certain exchange rates and certain other terms that may apply to the notes, including your notes. The applicable pricing supplement will identify whether any of the exchange rates described herein will be used to calculate a return on your notes, and the applicable pricing supplement may also describe any additions or changes to the exchange rate(s) or to the terms of the notes. We describe terms that apply generally to all Series D medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series D medium-term notes and accompanying prospectus, respectively. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to us in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements and Product Supplements

The specific terms of your notes will be described in a pricing supplement and the applicable product supplement, if any, accompanying this currency terms supplement. The terms described there are in addition to those described here and in the accompanying prospectus and accompanying prospectus supplement. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the applicable product supplement, if any, accompanying prospectus or accompanying prospectus supplement, the description of the terms in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described here, that modified definition will be deemed to apply to this currency terms supplement for all purposes with respect to your notes. If the applicable product supplement specifies different terms for your notes or a different meaning for any term described herein, the meaning or term contained in the applicable product supplement will control unless the applicable pricing supplement provides a different meaning, in which case the applicable pricing supplement will control.

ADDITIONAL RISK FACTORS SPECIFIC TO THE NOTES

An investment in your notes is subject to the risks described below as well as the risks described in the applicable pricing supplement, the applicable product supplement, if any, and under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated September 19, 2011. Your notes are a riskier investment than ordinary debt securities. You should carefully consider whether the notes are suited to your particular circumstances.

Your Notes May Pay a Coupon at a Low Rate or They May Pay No Coupon At All

The applicable pricing supplement will state whether your notes pay a coupon. Therefore, your notes may pay no coupon at all. If your notes do pay a coupon, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to the performance of one or more exchange rates. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Notes Are Subject to the Credit Risk of Goldman Sachs

Although the return on the notes will be based on the performance of the underlier, the payment of any amount due on the notes is subject to the credit risk of Goldman Sachs. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.

The Return on Your Notes Will Depend on Changes in the Applicable Exchange Rate or Rates and Is Subject to Foreign Currency Exchange Risk

The amount we pay on the outstanding face amount of your notes will be based upon the performance of the applicable exchange rate or rates specified in the applicable pricing supplement. Fluctuations in the exchanges rate or rates will affect the market price of your notes.

Exchange rates are the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of your notes, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of each applicable currency, including economic and political developments in other countries.

Of particular importance to potential currency exchange risk are:

— existing and expected rates of inflation;

— existing and expected interest rate levels;

— the balance of payments;

— the extent of governmental surpluses or deficits in the relevant countries; and

— other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant countries and other countries important to international trade and finance.

The price of the notes and payment on the stated maturity date or otherwise could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad.

We cannot assure you that a currency crisis or significant devaluation will not happen in the future to one or more of the applicable currencies during the term of the notes. If one or more of the applicable currencies experiences devaluation, the value of the notes may be adversely affected.

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as note holders or in making requests or recommendations to Goldman, Sachs & Co. as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, or other similar securities or on the exchange rate or rates or the applicable currencies, which may adversely impact the market for, or value of, your notes.

Goldman Sachs’ Anticipated Hedging Activities May Negatively Impact Investors in the Notes and Cause our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

As we describe under “Use of Proceeds and Hedging” below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, have hedged or expect to hedge our obligations under the offered notes by purchasing futures and/or other instruments linked to the applicable exchange rate or rates or applicable currencies. We also expect to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the exchange rate or rates or applicable currencies, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. We may also enter into, adjust and unwind hedging transactions relating to other currency-linked notes whose returns are linked to changes in the level of the exchange rate or rates or applicable currencies, as applicable. Any of these hedging activities may adversely affect one or more of the exchange rates and, therefore, the market value of your notes and the amount we will pay on your notes at maturity or otherwise. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your notes may decline. See “Use of Proceeds and Hedging” below for a further discussion of transactions in which we or one or more of our affiliates may engage.

In addition to entering into such transactions itself, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Goldman, Sachs & Co. and our other affiliates may also engage in trading in one or more of the applicable currencies, exchange rates or instruments whose returns are linked to any of the applicable currencies or exchange rates for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these hedging or other activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the levels of the exchange rate or exchange rates –directly or indirectly – and, therefore, the market value of your notes and the amount we will pay on your notes, if any, at maturity or otherwise. In addition, you should expect that these transactions will cause Goldman Sachs or its clients or counterparties to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Goldman Sachs will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients Could Negatively Impact Investors in the Notes

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the exchange rate or rates or applicable currencies, as applicable. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your notes and the amount we will pay on your notes, if any.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include the applicable currencies and exchange rate or rates and securities and instruments linked to the applicable currencies or exchange rate or rates, and those trading activities, if they influence the exchange rate or rates, could be adverse to your interest as beneficial owner of your notes. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any securities or instruments linked to the applicable currencies or exchange rate or rates, in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, currencies and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, currencies and instruments. These strategies include, for example, buying or selling foreign currency swaps. Any of these recommendations and views may be negative with respect to the exchange rate or rates or applicable currencies, or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the exchange rate or rates or applicable currencies, as applicable, or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Governments Issuing the Applicable Currencies or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the issuers of the applicable currencies, or transact in securities or instruments with parties that are directly or indirectly related to the foregoing. These services could include making loans to those governments, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the exchange rate or rates and applicable currencies, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the exchange rate or rates or applicable currencies, as applicable, securities and instruments linked to the foregoing, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the exchange rate or rates and applicable currencies, as applicable, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Past Performance is No Guide to Future Performance

The actual performance of the exchange rate or rates during the term of your notes cannot be predicted based on their historical performance. Changes in the value of each applicable currency will affect the market value of the notes. However, it is impossible to predict whether the applicable currencies will appreciate or depreciate relative to the U.S. dollar or any other currency.

Intervention in the Foreign Currency Exchange Markets by the Countries Issuing the Applicable Currencies Could Materially and Adversely Affect the Value of Your Notes

Certain currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the applicable currencies use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing a relevant currency to which your notes are linked. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the offered notes is that their liquidity, trading value and any payment thereon could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The calculation agent is not obligated to make any offsetting adjustment or change made during the life of your notes in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that a band limiting the float of any currency should be altered or removed. Nor will the calculation agent be obligated to make any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the applicable currencies or any other currency.

A weakening or strengthening (as applicable) in any exchange rate as a result of any intervention by sovereign governments may have a material adverse effect on the value of your notes and the return on an investment in your notes.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the applicable currencies are traded. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rate or rates used to calculate any payments on your notes. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. These circumstances could adversely affect the relevant exchange rate or rates and, therefore, the value of your notes.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•	the volatility — i.e., the frequency and magnitude of changes — of the levels of the exchange rate or rates;

•	whether your notes are linked to a single exchange rate or a basket of exchange rates;

•	the level of the exchange rate or rates to which your notes are linked;

•

economic, financial, regulatory, political, military and other events that affect currency markets generally, and which may affect the exchange rate or rates (for more detailed description of this factor, see “—The Return on Your Notes Will Depend on Changes in the Applicable Exchange Rate or Rates and Is Subject to Foreign Currency Exchange Risk” above);

•	interest rates and yield rates in the market, in particular with respect to the markets relating to the applicable currencies;

•	the time remaining until your notes mature; and

•	our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable exchange rate or rates based on their historical performance.

If the Levels of the Exchange Rate or Rates Change, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the exchange rate or rates. Changes in the exchange rate or rates may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

Owning the Notes is Not the Same as Owning the Applicable Currencies

The return on your notes will not reflect the return you would realize if you actually purchased any or all of the applicable currencies. Even if the applicable currencies appreciate during the term of the notes, the market value of the notes may not increase by the same amount. It is also possible for the applicable currencies to appreciate while the market value of the notes declines.

Your Notes May Not Have an Active Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

As Calculation Agent, Goldman, Sachs & Co. Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount You Are Paid on the Notes, If Any

As of the date of this currency terms supplement, we have appointed Goldman, Sachs & Co. as the calculation agent for the notes. As calculation agent for your notes, Goldman, Sachs & Co. will make all determinations with respect to the notes as specified in the applicable pricing supplement or product supplement, if any. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under “—Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients Could Negatively Impact Investors in the Notes” above. We may change the calculation agent at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to The Goldman Sachs Group, Inc.

The Calculation Agent Can Adjust the Determination Date, Averaging Date, Call Observation Date, Last Day of a Measurement Period, or Coupon Observation Date If a Scheduled Holiday or Unscheduled Holiday Occurs or Is Continuing or such Day is not a Fixing Day

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to a single exchange rate, if the calculation agent determines that a determination date, averaging date, call observation date, last day of a measurement period, or coupon observation date is not a fixing day because of a scheduled holiday, then such determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, for such exchange rate will be the immediately preceding fixing day.

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to a basket of exchange rates, if the calculation agent determines that a determination date, averaging date, call observation date, last day of a measurement period, or coupon observation date is not a fixing day because of a scheduled holiday with respect to an exchange rate, then the level of such exchange rate on such determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, will be the level on the immediately preceding fixing day.

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to a single exchange rate, if the calculation agent determines that the determination date, any averaging date, any call observation date, last day of a measurement period or any coupon observation date, as applicable, is an unscheduled holiday or otherwise not a fixing day (other than because such day is a scheduled holiday), the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date, the last day of a measurement period or the coupon observation date, as applicable, will be postponed until the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor scheduled holiday has occurred or is continuing, as applicable, subject to limitation on postponement described herein and in the applicable product supplement, if any, and in the applicable pricing supplement. If the determination date, any averaging date, any call observation date, the last day of a measurement period, or any coupon observation date, as applicable, is postponed to the last possible day but (a) that day is a scheduled holiday or unscheduled holiday or (b) that day is otherwise not a fixing day, such date will nevertheless be the determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable. In the case of notes linked to a basket of exchange rates or the lesser performing of two or more exchange rates, the determination date, any averaging date, any call observation date, last day of a measurement period or any coupon observation date, as applicable, will be postponed until the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor scheduled holiday has occurred or is continuing with respect to any exchange rate, subject to limitation on postponement described under “Supplemental Terms of the Notes — Determination Date,” “Supplemental Terms of the Notes — Averaging Dates,” “Supplemental Terms of the Notes — Call Observation Dates,” “Supplemental Terms of the Notes — Measurement Periods,” “Supplemental Terms of the Notes — Coupon Observation Dates,” and “Supplemental Terms of the Notes — Brazilian Real — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates one of which is the Brazilian Real/United States Dollar Exchange Rate” below, as the case may be. If the determination date, any averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, is postponed to the last possible date with respect to any exchange rate and such exchange rate is unavailable because of the occurrence of an unscheduled holiday, scheduled holiday, such day is not a fixing day or for any other reason, the calculation agent will nevertheless determine on such determination date, averaging date, call observation date, last day of a measurement period or coupon observation date as postponed, such exchange rate based on its assessment, made in its sole discretion, in a commercially reasonable manner. In addition, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, the determination date, any averaging date, any call observation date, the last day of a measurement period or any coupon observation date, may be postponed for a longer period of time than if your notes were not linked to the Brazilian real/United States dollar exchange rate. See “Supplemental Terms of the Notes — Brazilian Real.”

As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, may also be postponed, as described under “Supplemental Terms of the Notes — Stated Maturity Date”, “Supplemental Terms of the Notes — Call Payment Dates”, “Supplemental Terms of the Notes — Coupon Payments — Coupon Payment Dates” or “Supplemental Terms of the Notes — Brazilian Real — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates one of which is the Brazilian Real/United States Dollar Exchange Rate” as applicable, below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date, coupon payment date, or call payment date, as applicable, until several days after the originally scheduled stated maturity date, coupon payment date, or call payment date, as applicable. Moreover, if any exchange rate is not available on the determination date, any averaging date, any call observation date, the last day of a measurement period or any coupon observation date, as applicable, because of an unscheduled holiday, scheduled holiday or non-fixing day, in certain circumstances the calculation agent will determine such exchange rate based on its assessment, made in its sole discretion, in a commercially reasonable manner, as described under “Supplemental Terms of the Notes — Consequences of a Non-Fixing Day” below.

The Tax Consequences of an Investment in Your Notes May Be Uncertain

The characterization of the notes for U.S. federal income tax purposes will depend on the terms and conditions of such notes. Depending on the terms and conditions of the notes, the tax consequences of an investment in your notes may be uncertain, both as to the timing and character of any inclusion in income in respect of your notes. The tax discussion set forth below under “Supplemental Discussion of Federal Income Tax Consequences” addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this currency terms supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

If you are a non-U.S. investor, please also read the section of this currency terms supplement no. 1667 called “Supplemental Discussion of Federal Income Tax Consequences”.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

SUPPLEMENTAL TERMS OF THE NOTES

The terms below are in addition to the general terms of the notes specified in the accompanying prospectus. These supplemental terms address, among other things, adjustments made as a result of the occurrence of a scheduled holiday, unscheduled holiday or non-fixing day. Any term indicated below that may be specified in the applicable pricing supplement may alternatively, or in addition, be specified in the applicable product supplement, if any. If the applicable product supplement specifies different terms for your notes or a different meaning for any term described herein, the meaning or term contained in the applicable product supplement will control unless the applicable pricing supplement provides a different meaning, in which case the applicable pricing supplement will control.

Interest

Unless otherwise specified in the applicable pricing supplement, the notes will not pay interest.

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments of principal and coupons, if any, will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the applicable pricing supplement, the denomination of each note will be an amount equal to $1,000 or integral multiples of $1,000 in excess thereof.

No Listing

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Stated Maturity Date

The stated maturity date for your notes will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

The stated maturity date will also be postponed if the originally scheduled stated maturity date for your notes as specified in the applicable pricing supplement is 5 or fewer scheduled business days following the originally scheduled determination date and the determination date is postponed as described under “— Determination Date” below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. If, however, the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the originally scheduled determination date for your notes, any postponement of the determination date will not postpone the stated maturity date.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, the stated maturity date will not be postponed as described above but will instead be postponed as described under “Supplemental Terms of the Notes — Brazilian Real.”

Call Payment Dates

The call payment date or set of call payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless for any such call payment date that date is not a business day, in which case such call payment date will be postponed to the next following business day.

A call payment date will also be postponed if the applicable originally scheduled call payment date as specified in the applicable pricing supplement is 5 or fewer scheduled business days following the originally scheduled call observation date related to such call payment date and such call observation date is postponed as described under “— Call Observation Dates” below. In such a case, such call payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled call observation date to and including the actual call observation date. If, however, the applicable originally scheduled call payment date is more than 10 scheduled business days following the applicable originally scheduled call observation date, any postponement of the call observation date will not postpone the applicable call payment date.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, call payment date or dates will not be postponed as described above but will instead be postponed as described under “Supplemental Terms of the Notes — Brazilian Real.”

Determination Date

Notes Linked to a Single Exchange Rate.  The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday). In that event, the determination date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing. If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled business days. If the determination date is postponed to the last possible day, but an unscheduled holiday or scheduled holiday has occurred or is continuing on that day or such day is not otherwise a fixing day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date. In the event that the calculation agent determines that the originally scheduled determination date is not a fixing day because of a scheduled holiday, then the determination date will be the fixing day immediately preceding the originally scheduled determination date.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates.  The determination date for your notes will be the date specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday) with respect to any exchange rate. In that event, the determination date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing with respect to any exchange rate. If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date.

However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled business days. If the determination date is postponed to the last possible day, but an unscheduled holiday or scheduled holiday has occurred or is continuing on that day or such day is not otherwise a fixing day with respect to any exchange rate, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the last averaging date. In the event that the calculation agent determines that the originally scheduled determination date is not a fixing day because of a scheduled holiday with respect to an exchange rate, then the level of such exchange rate for the determination date will be the level on the fixing day immediately preceding the originally scheduled determination date. In addition, if the determination date is postponed as specified in this paragraph, the level of each exchange rate for the determination date will be determined as specified under “Consequences of a Non-Fixing Day — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates” below.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, the determination date will not be postponed as described above but will instead be postponed as described under “Supplemental Terms of the Notes — Brazilian Real.”

Averaging Dates

The applicable pricing supplement may specify that averaging dates will apply to your notes. In such a case, the following rules will apply unless otherwise specified in the applicable pricing supplement:

Notes Linked to a Single Exchange Rate. If an unscheduled holiday occurs or is continuing on any day that would otherwise be an averaging date or such day is not a fixing day (except because of a scheduled holiday), such averaging date and each succeeding averaging date, if any, will be postponed to the next fixing day(s) on which neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing. If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled business days after the originally scheduled last averaging date. If an unscheduled holiday or scheduled holiday has occurred or is continuing on such last possible averaging date or such last possible day is not a fixing day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day. In the event that the calculation agent determines that an originally scheduled averaging date is not a fixing day because of a scheduled holiday, then such averaging date will be the fixing day immediately preceding the originally scheduled averaging date.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two of More Exchange Rates. If an unscheduled holiday occurs or is continuing on any day that would otherwise be an averaging date or such day is not a fixing day (except because of a scheduled holiday) with respect to any exchange rate, such averaging date and each succeeding averaging date, if any, will be postponed to the next fixing day(s) on which neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing with respect to any exchange rate. If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled business days after the originally scheduled last averaging date. If an unscheduled holiday or scheduled holiday has occurred or is continuing with respect to any exchange rate on such last possible averaging date or such last possible day is not a fixing day with respect to such exchange rate, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day. In the event that the calculation agent determines that an originally scheduled averaging date is not a fixing day because of a scheduled holiday with respect to an exchange rate, then the level of the exchange rate for such averaging date will be the level on the fixing day immediately preceding the originally scheduled averaging date. In addition, if an averaging date is postponed as specified in this paragraph, the level of each exchange rate for such averaging date will be determined as specified under “Consequences of a Non-Fixing Day — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates” below.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, averaging dates will not be postponed as described above but will instead be postponed as described under “Supplemental Terms of the Notes — Brazilian Real.”

Call Observation Dates

The applicable pricing supplement may specify that call observation dates will apply to your notes. In such a case, the following rules will apply unless otherwise specified in the applicable pricing supplement.

Notes Linked to a Single Exchange Rate.  The call observation date or dates for your notes will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or dates or such day or dates is not otherwise a fixing day (except because of a scheduled holiday). In that event, such call observation date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing. If an originally scheduled call payment date is 5 or fewer scheduled business days following the applicable originally scheduled call observation date, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date is 10 or more scheduled business days following the applicable originally scheduled call observation date, such call observation date will not be postponed by more than five scheduled business days. If an unscheduled holiday or scheduled holiday has occurred or is continuing on the day that is the last possible call observation date applicable to the relevant call payment date or such last possible day is not a fixing day, that day will nevertheless be the call observation date. In the event that the calculation agent determines that an originally scheduled call observation date is not a fixing day because of a scheduled holiday, then such call observation date will be the fixing day immediately preceding the originally scheduled call observation date.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates.  The call observation date or dates for each exchange rate will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday) with respect to any exchange rate. In that event, the call observation date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing with respect to any exchange rate. If an originally scheduled call payment date is 5 or fewer scheduled business days following the applicable originally scheduled call observation date, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date is 10 or more scheduled business days following the applicable originally scheduled call observation date, such call observation date will not be postponed by more than five scheduled business days. If an unscheduled holiday or scheduled holiday has occurred or is continuing with respect to any exchange rate on such last possible call observation date or such last possible day is not a fixing day with respect to any exchange rate, that day will nevertheless be the call observation date. In the event that the calculation agent determines that the originally scheduled call observation date is not a fixing day because of a scheduled holiday with respect to an exchange rate, then the level of the exchange rate for such call observation date will be the level on the fixing day immediately preceding the originally scheduled call observation date. In addition, if any call observation date is postponed as specified in this paragraph, the level of each exchange rate for such call observation date will be determined as specified under “Consequences of a Non-Fixing Day — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates” below.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, call observation date or dates will not be postponed as described above but will instead be postponed as described under “Supplemental Terms of the Notes — Brazilian Real.”

Measurement Periods

The applicable pricing supplement may specify that your notes are subject to a knock-out event. In such a case, the following rules will apply unless otherwise specified in the applicable pricing supplement:

Notes Linked to a Single Exchange Rate.  If the applicable pricing supplement specifies that your notes are subject to a knock-out event, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding days or dates in which the calculation agent determines that an unscheduled holiday or scheduled holiday occurs or is continuing or such date is not a fixing day. Additionally, if the applicable pricing supplement specifies the last day of such measurement period is the determination date and the calculation agent determines that an unscheduled holiday occurs or is continuing on the determination date or the determination date is not a fixing day (except because of a scheduled holiday), the last day of such measurement period will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing. If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period will not be postponed by more than five scheduled business days. If an unscheduled holiday or scheduled holiday has occurred or is continuing on the day that is the last possible day of such measurement period or such last possible day is not a fixing day, that day will nevertheless be the last day of such measurement period. In the event that the calculation agent determines that the originally scheduled last day of such measurement period is not a fixing day because of a scheduled holiday, then such day will be the fixing day immediately preceding the originally scheduled call observation date.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates.  If the applicable pricing supplement specifies that your notes are subject to a knock-out event, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding date or dates on which the calculation agent determines that an unscheduled holiday or scheduled holiday with respect to any exchange rate occurs or is continuing or such date is not a fixing day with respect to any exchange rate.

Additionally, if the applicable pricing supplement specifies the last day of such measurement period is the determination date and the calculation agent determines that an unscheduled holiday with respect to any exchange rate occurs or is continuing on the determination date or the determination date is not a fixing day (except because of a scheduled holiday) with respect to any exchange rate, the last day of such measurement period will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing with respect to any exchange rate. If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period will not be postponed by more than five scheduled business days. If an unscheduled holiday or scheduled holiday has occurred or is continuing with respect to any exchange rate on the day that is the last possible day of such measurement period or such last possible day is not a fixing day with respect to such exchange rate, that day will nevertheless be the last day of such measurement period. In the event that the calculation agent determines that the originally scheduled last day of such measurement period is not a fixing day because of a scheduled holiday with respect to an exchange rate, then the level of such exchange rate for the last date of such measurement period will be the level on the fixing day immediately preceding the originally scheduled last day of such measurement period. In addition, if the last day of a measurement period is postponed as specified in this paragraph, the level of each exchange rate for such last day of a measurement period will be determined as specified under “Consequences of a Non-Fixing Day — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates” below.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, the last day of a measurement period will not be postponed as described above but will instead be postponed as described under “Supplemental Terms of the Notes — Brazilian Real.”

Coupon Payments

The notes may pay a coupon, if any, at a fixed rate, as specified in the applicable pricing supplement. For each coupon period, which will be specified in the applicable pricing supplement, a coupon may accrue at the coupon rate during each coupon observation date during such coupon period. The amount accrued during each coupon period will depend on whether the exchange rate, basket level or the lesser performing level on the applicable coupon observation date is greater than or equal to the coupon trigger level applicable to such coupon period, if any, which will be specified in the applicable pricing supplement. As long as your notes are in global form, the regular record date for each coupon payment date will be the day specified in the accompanying prospectus, unless otherwise specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the coupon payment date scheduled for that date will instead occur on the postponed stated maturity date. No coupon will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Coupon Payment Dates

The coupon payment date or set of coupon payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless for any such coupon payment date that date is not a business day, in which case such coupon payment date will be postponed to the next following business day.

A coupon payment date will also be postponed if the applicable originally scheduled coupon observation date, as specified in the applicable pricing supplement, is 5 or fewer scheduled business days following the corresponding originally scheduled coupon observation date and such coupon observation date is postponed as described under “— Coupon Observation Dates” below. In such a case, such coupon payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled coupon observation date to and including the actual coupon observation date. If, however, the applicable originally scheduled coupon payment date is 10 or more scheduled business days following the applicable originally scheduled coupon observation date, any postponement of the coupon observation date will not postpone the applicable coupon payment date.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, coupon payment date or dates will not be postponed as described above but will instead be postponed as described under “Supplemental Terms of the Notes — Brazilian Real.”

Coupon Observation Dates

If the applicable pricing supplement specifies that your notes will accrue a coupon or coupons, the following rules will apply unless otherwise specified in the applicable pricing supplement:

Notes Linked to a Single Exchange Rate.  The coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or dates or such day or dates is not otherwise a fixing day (except because of a scheduled holiday). In that event, such coupon observation date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing. If an originally scheduled coupon payment date is 5 or fewer scheduled business days following the applicable originally scheduled coupon observation date, however, such coupon observation date will not be postponed to a date later than the applicable originally scheduled coupon payment date or, if such originally scheduled coupon payment date is not a business day, later than the first business day after the applicable originally scheduled coupon payment date. However, if an originally scheduled coupon payment date is 10 or more scheduled business days following the applicable originally scheduled coupon observation date, such coupon observation date will not be postponed by more than five scheduled business days. If an unscheduled holiday or scheduled holiday has occurred or is continuing on the day that is the last possible coupon observation date applicable to the relevant coupon payment date or such last possible day is not a fixing day, that day will nevertheless be the coupon observation date. In the event that the calculation agent determines that an originally scheduled coupon observation date is not a fixing day because of a scheduled holiday, then such coupon observation date will be the fixing day immediately preceding the originally scheduled coupon observation date.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates.  The coupon observation date or dates for each exchange rate will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday) with respect to any exchange rate. In that event, the coupon observation date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing with respect to any exchange rate. If an originally scheduled coupon payment date is 5 or fewer scheduled business days following the applicable originally scheduled coupon observation, however, such coupon observation date will not be postponed to a date later than the applicable originally scheduled coupon payment date or, if such originally scheduled coupon payment date is not a business day, later than the first business day after the applicable originally scheduled coupon payment date. However, if an originally scheduled coupon payment date is 10 or more scheduled business days following the applicable originally scheduled coupon observation date, such coupon observation date will not be postponed by more than five scheduled business days. If an unscheduled holiday or scheduled holiday has occurred or is continuing with respect to any exchange rate on such last possible coupon observation date or such last possible day is not a fixing day with respect to any exchange rate, that day will nevertheless be the coupon observation date. In the event that the calculation agent determines that the originally scheduled coupon observation date is not a fixing day because of a scheduled holiday with respect to an exchange rate, then the level of such exchange rate for such coupon observation date will be the level on the fixing day immediately preceding the originally scheduled coupon observation date. In addition, if a coupon observation date is postponed as specified in this paragraph, the level of each exchange rate for such coupon observation date will be determined as specified under “Consequences of a Non-Fixing Day — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates” below.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, coupon observation date or dates will not be postponed as described above but will instead be postponed as described under “Supplemental Terms of the Notes — Brazilian Real.”

Brazilian Real

Notwithstanding the provisions specified above, if the applicable pricing supplement specifies that your notes will be linked to the Brazilian real/United States dollar exchange rate, the following rules will apply, unless otherwise specified in the applicable pricing supplement:

Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate.  The determination date, any averaging dates, the last day of a measurement period, any call observation dates, or any coupon observation dates, if any, for notes linked solely to the Brazilian real/United States dollar exchange rate will be the dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday). In that event, the determination date, such averaging date, call observation date, last day of a measurement period or coupon observation date, will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing. However, the determination date, such averaging date, call observation date, the last day of a measurement period or coupon observation date will not be postponed by more than 10 scheduled business days. If the determination date, such averaging date, the last day of a measurement period, such call observation date, or such coupon observation date is postponed to the last possible day, but an unscheduled holiday or scheduled holiday has occurred or is continuing on that day or such day is not otherwise a fixing day, that day will nevertheless be the the determination date, averaging date, call observation date, last day of a measurement period or coupon observation date. If the originally scheduled stated maturity date, call payment date or coupon payment date is 5 or fewer scheduled business days following the applicable originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, the stated maturity date, call payment date or coupon payment date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date to and including the actual determination date, final averaging date, call observation date last day of a measurement period or coupon observation date. If, however, the originally scheduled stated maturity date, call payment date or coupon payment date is 10 or more scheduled business days following the applicable originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, the stated maturity date, call payment date or coupon payment date will be postponed to the later of the originally scheduled stated maturity date, call payment date or coupon payment date or 3 scheduled business days following the postponed applicable determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date. In the event that the calculation agent determines that an originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date is not a fixing day because of a scheduled holiday, then such determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date will be the fixing day immediately preceding the originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates one of which is the Brazilian Real/United States Dollar Exchange Rate.

The determination date, any averaging dates, any call observation dates, the last day of a measurement period, or any coupon observation dates, if any, for any exchange rate will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday) with respect to any exchange rate. In that event, the determination date, such averaging date, call observation date, last day of a measurement period or coupon observation date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing. However, the determination date, such averaging date, call observation date, the last day of a measurement period or coupon observation date will not be postponed by more than 10 scheduled business days. If the determination date, such averaging date, call observation date, the last day of a measurement period or coupon observation date is postponed to the last possible day, but an unscheduled holiday or scheduled holiday has occurred or is continuing on that day or such day is not otherwise a fixing day, that day will nevertheless be the determination date, averaging date, call observation date, last day of a measurement period or coupon observation date. If the originally scheduled stated maturity date, call payment date or coupon payment date is 5 or fewer scheduled business days following the applicable originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, the stated maturity date, call payment date or coupon payment date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date, final averaging date, call observation date, last day of a measurement period, or coupon observation date to and including the actual determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date. If, however, the originally scheduled stated maturity date, call payment date or coupon payment date is 10 or more scheduled business days following the applicable originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, the stated maturity date, call payment date or coupon payment date will be postponed to the later of the originally scheduled stated maturity date, call payment date or coupon payment date or 3 scheduled business days following the applicable postponed determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date. Unless otherwise specified in the applicable pricing supplement, if the calculation agent determines that a determination date, averaging date, call observation date, last day of a measurement period, or coupon observation date is not a fixing day because of a scheduled holiday with respect to an exchange rate, then the level of such exchange rate on such determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, will be the level on the immediately preceding fixing day.

As described below under “Supplemental Terms of the Notes — Consequences of a Non-Fixing Day,” we will determine the value of each exchange rate other than the Brazilian real/United States dollar exchange rate as if the last possible determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, were being determined as specified under “Supplemental Terms of the Notes — Determination Date,” “Supplemental Terms of the Notes — Averaging Dates,” “Supplemental Terms of the Notes — Measurement Periods,” “Supplemental Terms of the Notes — Call Observation Dates,” “Supplemental Terms of the Notes — Coupon Observation Dates”. As a result, the last possible determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, for each such exchange rate may be prior to the last such possible day for the Brazilian real/United States dollar exchange rate. If the determination date, any averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, for any exchange rate other than the Brazilian real/United States dollar exchange rate is postponed to the last possible date and such exchange rate is unavailable because of the occurrence of an unscheduled holiday, scheduled holiday, such day is not a fixing day or for any other reason, the calculation agent will nevertheless determine on such determination date, averaging date, call observation date, last day of a measurement period or coupon observation date as postponed, the relevant exchange rate based on its assessment, made in its sole discretion, in a commercially reasonable manner. The calculation agent will make this determination with respect to any such exchange rate even if the related determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, with respect to the Brazilian real/United Stated dollar exchange rate can be postponed to a later date.

Consequences of a Non-Fixing Day

Notes Linked to a Single Exchange Rate.  If an unscheduled holiday occurs or is continuing on a day that would otherwise be the determination date, any averaging date, any call observation date, last day of a measurement period or any coupon observation date, if any, or such day is not a fixing day (other than a scheduled holiday), then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed, as described under “— Determination Date — Notes Linked to a Single Exchange Rate”, “— Averaging Dates — Notes Linked to a Single Exchange Rate”, “— Call Observation Dates — Notes Linked to a Single Exchange Rate”, “— Measurement Periods — Notes Linked to a Single Exchange Rate”, “— Coupon Observation Dates — Notes Linked to a Single Exchange Rate” and “Brazilian Real— Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate” above. As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, may also be postponed, as described under “ — Stated Maturity Date”, — Call Payment Dates”, “— Coupon Payment Dates” or “Brazilian Real— Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate,” as applicable, above. If the originally scheduled determination date, averaging date, call observation date, last day of a measurement period or coupon observation date is not a fixing day because of a scheduled holiday, such determination date, averaging date, call observation date, last day of a measurement period or coupon observation date will be the immediately preceding fixing day on which an unscheduled holiday does not occur and is not continuing as described under “— Determination Date — Notes Linked to a Single Exchange Rate”, “— Averaging Dates — Notes Linked to a Single Exchange Rate”, “— Call Observation Dates — Notes Linked to a Single Exchange Rate”, and “— Coupon Observation Dates — Notes Linked to a Single Exchange Rate”, “— Measurement Periods — Notes Linked to a Single Exchange Rate” and “Brazilian Real— Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate” above and, as applicable, the stated maturity date, each succeeding averaging date, the call payment date or the coupon payment date, will not be postponed. If the calculation agent determines that the exchange rate is not available on the last possible date because of an unscheduled holiday or scheduled holiday has occurred or is continuing or such date otherwise is a non-fixing day, the calculation agent will determine the exchange rate based on its assessment, made in its sole discretion, of the exchange rate on that day in a commercially reasonable manner.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates.  If an unscheduled holiday occurs or is continuing on a day that would otherwise be the determination date, any averaging date, any call observation date, the last day of a measurement period or any coupon observation date, if any, or such day is not a fixing day (other than a scheduled holiday) with respect to any exchange rate, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date, the last day of a measurement period or the coupon observation date, if any, as applicable, will be postponed, as described under “— Determination Date — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Averaging Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Call Observation Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Measurement Periods— Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates” “— Coupon Observation Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, and “Brazilian Real— Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates

one of which is the Brazilian Real/United States Dollar Exchange Rate” above. As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, may also be postponed, as described under “ — Stated Maturity Date”, or “— Call Payment Dates”, “Coupon Payments — Coupon Payment Dates”, or “Brazilian Real— Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates one of which is the Brazilian Real/United States Dollar Exchange Rate” above. If the originally scheduled determination date, averaging date, call observation date, last day of a measurement period or coupon observation date is not a fixing day because of a scheduled holiday with respect to an exchange rate, then the level of such exchange rate on such determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, will be the level on the immediately preceding fixing day, as described under “— Determination Date — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Averaging Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Call Observation Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Measurement Periods — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates” “— Coupon Observation Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates” and “Brazilian Real— Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates one of which is the Brazilian Real/United States Dollar Exchange Rate” above and, as applicable, the stated maturity date, each succeeding averaging date, the call payment date or the coupon payment date, will not be postponed. If the determination date, any averaging date, call observation date, last day of a measurement period, or any coupon observation date is postponed due to a non-fixing day with respect to one or more of the exchange rates, the level for the determination date, any postponed averaging date, call observation date, last day of a measurement period, or any coupon observation date, as applicable, will be calculated based on (i) the level of each of the exchange rates that is not affected by the non-fixing day, if any, on the originally scheduled determination date or the applicable originally scheduled averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, with respect to each such exchange rate, if any, (ii) the level of each of the exchange rates that is affected by the non-fixing day on the first fixing day following the originally scheduled determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, through the last possible postponed determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as the case may be, on which neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing for that exchange rate, or (iii) the calculation agent’s assessment, in its sole discretion, of the level of the exchange rate on the last possible postponed determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as the case may be, with respect to each exchange rate as to which an unscheduled holiday, scheduled holiday or non-fixing day continues through the last possible postponed determination date, averaging date, call observation date or coupon observation date, subject to the next sentence. As described under “–Brazilian Real”, if your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, the calculation agent will calculate the values of any exchange rate other than the Brazilian real/United States dollar exchange rate as if the last possible postponed determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as the case may be, were as if the last possible determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, were being determined as specified under “— Determination Date,” “— Averaging Dates,” “— Measurement Periods,” “— Call Observation Dates,” “— Coupon Observation Dates”. As result, each exchange rate other than the Brazilian real/United States dollar exchange rate will have a last possible determination date, averaging date, call observation date, last day of a measurement period or coupon observation date that is earlier than the last possible determination date, averaging date, call observation date, last day of a measurement period or coupon observation date for the Brazilian real/United States dollar exchange rate. As a result, this could result in the level of differing exchange rates being determined on different calendar dates. For the avoidance of doubt, once one or more exchange rates is determined for a determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, the occurrence of a later non-fixing day will not alter such calculation.

Role of Calculation Agent

The calculation agent, in its sole discretion, will make all determinations regarding the amount payable on your notes and any other determination as applicable or as specified in the applicable product supplement, if any, and applicable pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

Interest Payments

Your notes may bear interest if so specified in the applicable pricing supplement. Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, except that the interest rate and the interest payment dates will be those specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the interest payment date scheduled for that date will instead occur on the postponed stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Our Redemption Right

Redemption Right

If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for the face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.

Redemption Date.  If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption. We may specify (i) any fixing day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a fixing day) as the redemption date, unless otherwise specified in the applicable pricing supplement.

Redemption Price.  If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

Notice of Redemption.  If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement.

Price Dependent Redemption Right

If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below), which we can exercise at our sole discretion only if the level of an exchange rate or the basket level, as applicable, on the fixing day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.

Price Dependent Redemption Period.  If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.

Redemption Notice Date.  The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

—	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;

—	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and

—	a fixing day for your notes will have the meaning described under “— Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to us in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series D medium-term notes, which include the notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each note as the outstanding principal amount of that note. Although the terms of the notes differ from those of the other Series D medium-term notes, holders of specified percentages in principal amount of all Series D medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series D medium-term notes, including the notes, except with respect to certain Series D medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series D medium-term notes, accelerating the maturity of the Series D medium-term notes after a default or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Additional Disclosure About Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as trustee for the indenture under which the notes are being issued. Affiliates of the trustee have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. The trustee may have to resign if a default occurs with respect to the notes within one year after any offering of our securities underwritten by an affiliate of the trustee, such as BNY Mellon Capital Markets, LLC, since the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under the indenture under which the notes are being issued and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. In addition, the trustee can resign for any reason with 60 days notice, and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the indenture and (b) a conflicting interest under the indenture for purposes of the Trust Indenture Act. In the accompanying prospectus dated September 19, 2011 under “Our Relationship with the Trustee,” we describe certain other circumstances in which the trustee may have to resign due to a conflict of interest.

Manner of Payment

Any payment on your notes at maturity or upon redemption will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. If the applicable pricing supplement specifies that your notes bear interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series D medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a New York business day of the kind described in the accompanying prospectus, unless otherwise specified in the applicable pricing supplement.

Level of an Exchange Rate

Unless otherwise specified in the applicable product supplement, if any, or the applicable pricing supplement, the level of an exchange rate on any day will be determined by the calculation agent by reference to the source (the “relevant source”) as specified below. If such relevant source provides an exchange rate reflecting the number of U.S. dollars per 1 unit of a relevant currency, the calculation agent will convert such exchange rate to represent the number of units of the relevant currency per 1 U.S. dollar.

Australian Dollar/United States Dollar exchange rate

The AUD/USD exchange rate (expressed as the AUD value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT12” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Brazilian Real/United States Dollar exchange rate

The BRL/USD exchange rate (expressed as the BRL value of one U.S. dollar) will be determined by reference to the Brazilian real/U.S. dollar offered rate for U.S. Dollars for settlement in two Business Days reported by the Banco Central do Brasil on SISBACEN Data System under transaction code PTAX-800 (“Consulta de Cambio” or Exchange Rate Inquiry), Option 5 (“Cotacões para Contabilidade” or “Rates for Accounting Purposes”) (the “PTAX BRL Rate”) by approximately 1:15 p.m., São Paulo time (or any successor or replacement service or page).

However, if the calculation agent determines in its sole discretion, on any day in which the EMTA surveys financial institutions as part of the EMTA BRL Industry Survey or the EMTA BRL Indicative Survey, that the PTAX BRL Rate differs from the BRL12 (as defined below) or, if the BRL12 rate is unavailable, differs from the BRL13 (as defined below) by more than 3%, such date will be deemed a non-fixing day. If the PTAX BRL Rate is available on such date but both BRL12 and BRL13 are unavailable, then such date will be deemed a non-fixing day.

If the PTAX BRL Rate is unavailable, the calculation agent will determine the BRL/USD exchange rate by reference to BRL12. If both the PTAX BRL Rate and BRL12 are unavailable, the calculation agent will determine the BRL/USD exchange rate by reference to BRL13. If the PTAX BRL Rate, BRL12 and BRL13 are all unavailable, such date will be deemed a non-fixing day.

“BRL12” means, the spot rate for the Brazilian real/U.S. dollar specified rate for U.S. Dollars, expressed as the amount of Brazilian reals per one U.S. dollar, for settlement in two business days, as published on EMTA’s web site (www.emta.org) at approximately 3:45 p.m. (São Paulo time), or as soon thereafter as practicable on such date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA BRL Industry Survey Methodology (which means a methodology, dated as of March 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions in Brazil that are active participants in the Brazilian real/U.S. dollar spot markets for the purpose of determining the EMTA BRL Industry Survey Rate).

“BRL13” means, the spot rate for the Brazilian real/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Brazilian reals per one U.S. dollar, for settlement in two business days, as published on EMTA’s web site (www.emta.org) at approximately 12:00 p.m. (São Paulo time), or as soon thereafter as practicable, on such date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA BRL Indicative Survey Methodology (which means a methodology, dated as of March 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Brazilian real/U.S. dollar markets for the purpose of determining the EMTA BRL Indicative Survey Rate).

Canadian Dollar/United States Dollar exchange rate

The CAD/USD exchange rate (expressed as the CAD value of one U.S. dollar) will be determined by reference to the rate for settlement in one Business Day published by WM Company which appears on the Reuters Page “WMRSPOT09” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Swiss Franc /United States Dollar exchange rate

The CHF/USD exchange rate (expressed as the CHF value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT07” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Chilean Peso/United States Dollar exchange rate

The CLP/USD exchange rate (expressed as the CLP value of one U.S. dollar) will be determined by reference to the Chilean Peso/U.S. Dollar “observado” rate for settlement for the previous day reported by the Banco Central de Chile (www.bcentral.cl) as the “Dólar Observado” (Dollar Observado) rate by not later than 10:30 a.m., Santiago time (or any successor or replacement service or page).

Chinese Renminbi/United States Dollar exchange rate

The CNY/USD exchange rate (expressed as the CNY value of one U.S. dollar) will be determined by reference to the Chinese Renminbi/U.S. Dollar official fixing rate for settlement in two Business Days reported by the People’s Bank of China, Beijing, People’s Republic of China, which appears on the Reuters Screen “SAEC” Page opposite the symbol “USDCNY=“ at approximately 9:15 a.m., Beijing time, (or any successor or replacement service or page).

Czech Koruna/United States Dollar exchange rate

The CZK/USD exchange rate (expressed as the CZK value of one U.S. dollar) will be determined reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT05” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Euro/United States Dollar exchange rate

The EUR/USD exchange rate (expressed as the EUR value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT05” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

British Pound/United States Dollar exchange rate

The GBP/USD exchange rate (expressed as the GBP value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT07” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Hungarian Forint/United States Dollar exchange rate

The HUF/USD exchange rate (expressed as the HUF value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT06” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Indonesian Rupiah/United States Dollar exchange rate

The IDR/USD exchange rate (expressed as the IDR value of one U.S. dollar) will be determined by reference to the Indonesian Rupiah/U.S. Dollar spot rate at 11:00 a.m., Singapore time, for settlement in two Business Days, reported by the Association of Banks in Singapore which appears on the Telerate Page 50157 to the right of the caption “Spot” under the column “IDR” at approximately 11:30 a.m., Singapore time (or any successor or replacement service or page).

Israeli Shekel/United States Dollar exchange rate

The ILS/USD exchange rate (expressed as the ILS value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT16” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Indian Rupee/United States Dollar exchange rate

The INR/USD exchange rate (expressed as the INR value of one U.S. dollar) will be determined by reference to the Indian Rupee/U.S. Dollar reference rate for settlement in two Business Days reported by the Reserve Bank of India which appears on the Reuters Screen RBIB Page at approximately 12:30 p.m., Mumbai time (or any successor or replacement service or page).

Japanese Yen/United States Dollar exchange rate

The JPY/USD exchange rate (expressed as the JPY value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT12” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Korean Won/United States Dollar exchange rate

The KRW/USD exchange rate (expressed as the KRW value of one U.S. dollar) will be determined by reference to the Korean Won/U.S. Dollar market average rate for settlement in two Business Days reported by the Korea Financial Telecommunications and Clearing Corporation which appears on the Reuters Screen KFTC18 Page to the right of the caption “USD Today” that is available at approximately 3:30 p.m., Seoul time, or as soon thereafter as practicable (or any successor or replacement service or page).

Mexican Peso/United States Dollar exchange rate

The MXN/USD exchange rate (expressed as the MXN value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT10” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Malaysian Ringgit/United States Dollar exchange rate

The MYR/USD exchange rate (expressed as the MYR value of one U.S. dollar) will be determined by reference to the Malaysian Ringgit/U.S. Dollar spot rate at 11:00 a.m., Singapore time for settlement in two Business Days, reported by the Association of Banks in Singapore, which appears on the Telerate Page 50157 to the right of the caption “Spot” under the column “MYR” at approximately 11:30 a.m., Singapore time (or any successor or replacement service or page).

Norwegian Krone/United States Dollar exchange rate

The NOK/USD exchange rate (expressed as the NOK value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT06” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

New Zealand Dollar/United States Dollar exchange rate

The NZD/USD exchange rate (expressed as the NZD value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT13” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Philippine Peso/United States Dollar exchange rate

The PHP/USD exchange rate (expressed as the PHP value of one U.S. dollar) will be determined by reference to the Philippine Peso/U.S. Dollar morning weighted average rate for settlement in one Business Day reported by the Philippine Dealing System PDEX which appears on the Reuters Screen PDSPESO Page to the right of the caption “AM WT AVE” at approximately 11:30 a.m., Manila time, or as soon thereafter as practicable (or any successor or replacement service or page).

Polish Zloty/United States Dollar exchange rate

The PLN/USD exchange rate (expressed as the PLN value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT06” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Russian Ruble/United States Dollar exchange rate

The RUB/USD rate (expressed as the RUB value of one U.S. dollar) will be determined by reference to the Russian Ruble/U.S. Dollar Specified Rate for settlement in one Business Day, calculated by the Chicago Mercantile Exchange (“CME”) and as published on CME’s website, which appears on the Reuters Screen EMTA Page, at approximately 1:30 p.m., Moscow time (or any successor or replacement service or page).

Swedish Krona/United States Dollar exchange rate

The SEK/USD exchange rate (expressed as the SEK value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT07” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Singapore Dollar/United States Dollar exchange rate

The SGD/USD exchange rate (expressed as the SGD value of one U.S. dollar) will be determined by reference to the Singapore Dollar/U.S. Dollar spot rate at 11:00 a.m., Singapore time, for settlement in two Business Days, reported by the Association of Banks in Singapore which appears on the Telerate Page 50157 to the right of the caption “Spot” under the column “SGD” at approximately 11:30 a.m., Singapore time (or any successor or replacement service or page).

Turkish Lira/United States Dollar exchange rate

The TRY/USD exchange rate (expressed as the TRY value of one U.S. dollar) will be determined by reference to the rate for settlement in one Business Day published by WM Company which appears on the Reuters Page “WMRSPOT07” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Taiwanese Dollar/ United States Dollar exchange rate

The TWD/USD exchange rate (expressed as the TWD value of one U.S. dollar) will be determined oby reference to the Taiwanese Dollar/U.S. Dollar spot rate for settlement in two Business Days reported by the Taipei Forex Inc. which appears on the Reuters Screen TAIFX1 Page under the heading “Spot” as of 11:00 a.m., Taipei time (or any successor or replacement service or page).

South African Rand/United States Dollar exchange rate

The ZAR/USD exchange rate (expressed as the ZAR value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT17” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Fixing Day

When we refer to a fixing day with respect to your notes, we mean, unless otherwise specified in the applicable product supplement, if any, or applicable pricing supplement, for each exchange rate, a day on which the applicable exchange rate is published by the relevant source.

As described under “–Brazilian Real/United States Dollar exchange rate” above, with respect to the BRL/USD exchange rate, in some cases even though the relevant source may be published that day may nonetheless be deemed to be a non-fixing day.

Unscheduled and Scheduled Holiday

Unscheduled holiday means, with respect to any exchange rate, a day on which the exchange rate for such day, will not be published and displayed on the relevant source at the relevant time and the market is made aware of such unscheduled holiday (by means of a public announcement or by reference to other publicly announced information) after 9:00 a.m. New York time on the date that is two fixing days prior to the unscheduled holiday.

Scheduled holiday means, with respect to any of the exchange rates, a day on which the exchange rate for such date, will not be published and displayed on the relevant source at the relevant time and the market is made aware of such scheduled holiday (by means of a public announcement or by reference to other publicly announced information) at or before 9:00 a.m. New York time on the date that is two fixing days prior to the scheduled holiday.

Default Amount

The default amount for your notes on any day (except as provided in the last sentence under “— Default Quotation Period” below) will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

—	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

—	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period.  The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

—	no quotation of the kind referred to above is obtained, or

—	every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions.  For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

—	A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or

—	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”.

HEDGING

In anticipation of the sale of the offered notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of futures and/or other instruments linked to foreign currencies on or before the trade dates. In addition, from time to time after we issue the offered notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

—	expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the applicable exchange rate or rates or applicable currencies;

—	may take or dispose of positions in listed or over-the-counter options or other instruments based on foreign currencies; and/or

—

may take short positions in the other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the exchange rate or rates or other foreign currencies. We expect these steps to involve sales of instruments linked to the exchange rate or rates on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of over-the-counter options, futures or other instruments linked to any one or more of the exchange rates.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See “Additional Risk Factors Specific to the Notes — Goldman Sachs’ Anticipated Hedging Activities May Negatively Impact Investors in the Notes and Cause our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes” above for a discussion of these adverse effects.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin LLP and Sullivan & Cromwell LLP, United States tax counsel to The Goldman Sachs Group, Inc.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

—	a citizen or resident of the United States;

—	a domestic corporation;

—	an estate whose income is subject to U.S. federal income tax regardless of its source; or

—

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this currency terms supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different from those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

—	a dealer in securities or currencies;

—	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

—	a bank;

—	a life insurance company;

—	a tax exempt organization;

—	a regulated investment company;

—	a common trust fund;

—	a person that owns a note as a hedge or that is hedged against interest rate or currency risks;

—	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

—	a United States holder whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes

Unless otherwise indicated in the applicable pricing supplement, we intend to treat the notes issued pursuant to this currency terms supplement as indebtedness for U.S. federal income tax purposes and except as provided below under “—U.S. Federal Income Tax Treatment of the Notes Other Than as Indebtedness for U.S. Federal Income Tax Purposes”, the balance of this summary assumes that the notes are treated as indebtedness for U.S. federal income tax purposes. However, the treatment of a note as indebtedness for U.S. federal income tax purposes depends on a number of factors, and if the notes are not properly treated as indebtedness for U.S. federal income tax purposes, the U.S. federal income tax treatment of investors in such notes may be different from that described below.

For a detailed discussion of the treatment of the notes as indebtedness for U.S. federal income tax purposes, see “United States Taxation—Taxation of Debt Securities” in the prospectus.

Contingent Payment Debt Instruments.  Certain notes may be taxed pursuant to the rules applicable to “contingent payment debt instruments” (“CPDIs”). The applicable pricing supplement will indicate whether we intend to treat a note as a debt instrument that must be taxed pursuant to the special U.S. Treasury Regulations applicable to CPDIs (the “CPDI Regulations”). Under applicable U.S. Treasury Regulations governing debt instruments with payments denominated in, or determined by reference to, more than one currency, for persons whose functional currency is the U.S. dollar, the notes will not be foreign currency denominated debt instruments if the “predominant” currency of the notes is the U.S. dollar, which is generally expected to be the case. Accordingly, the notes will be treated as being denominated in U.S. dollars, and payments on the notes determined by reference to currencies other than the U.S. dollar will be treated as contingent payments under the CPDI Regulations.

Under the CPDI Regulations, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. Under these rules, you will only accrue interest based on the comparable yield. You will not have to separately include the amount of interest that you receive, except to the extent of any positive or negative adjustments discussed below.

The applicable pricing supplement will include the comparable yield and projected payment schedule for the notes. You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If, during any taxable year, the actual payments with respect to the notes exceed the projected payments for that taxable year, you will incur a “net positive adjustment” under the CPDI Regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If, during any taxable year, the actual payments with respect to the notes are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the CPDI Regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce your interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of your interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, redemption or repurchase of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Notwithstanding the foregoing, special rules will apply if a contingent payment on a note becomes fixed more than six months prior to its scheduled date of payment. Generally, in such a case, you will be required to account for the difference between the present value of the fixed payment and the present value of the projected payment as either a positive adjustment or a negative adjustment (i.e., either as additional original issue discount or as an offset to future original issue discount or as an ordinary loss, as appropriate) on the date the payment becomes fixed. Notwithstanding the preceding sentence, if all remaining contingent payments become fixed substantially contemporaneously, any positive or negative adjustment is taken into account in a reasonable manner over the remaining term of the note. In addition, the projected payment schedule will generally be modified prospectively to reflect the fixed amount of the payment, and no further adjustment will be made when the payment is actually made. The adjusted issue price of the note, your tax basis, in the note and the character of any gain or loss on the sale of the note could also be affected. You should consult your own tax advisor concerning these special rules.

Furthermore, it is possible that any Form 1099-OID you receive in respect of the notes may not take net negative or positive adjustments into account and therefore may overstate or understate your interest inclusions. You should consult your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

If you purchase your notes at a price other than their adjusted issue price as determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon redemption or maturity, by the amounts allocated to each of interest and projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon redemption or maturity by the amounts allocated to each of interest and projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under CPDI Regulations) as of the time you purchase your notes, decreased by the amount of the fixed interest payments and the projected payments that were previously projected to be made with respect to your notes. The original issue price of your notes is equal to the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize income or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield for your notes), decreased by the amount of the fixed interest payments and the amount of the projected payments that you were projected to receive with respect to your notes and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.

Any income you recognize upon the sale, exchange, redemption or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use an ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

Certain Other Debt Securities.  Certain notes that we intend to treat as indebtedness for U.S. federal income tax purposes may be subject to special rules. The applicable pricing supplement will discuss the principal U.S. federal income tax consequences with respect to notes that are subject to any special rules not described in the accompanying prospectus or herein.

U.S. Federal Income Tax Treatment of the Notes Other Than as Indebtedness for U.S. Federal Income Tax Purposes

Certain Notes Treated as Pre-Paid Derivative Contracts.  We may treat certain notes as pre-paid derivative contracts (which are income bearing pre-paid derivative contracts if the notes bear a coupon) for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as a pre-paid derivative contract for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as a pre-paid derivative contract.

Although this section is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how the notes described in this section should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in the notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

Under one reasonable approach, the notes described in this section should be treated as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as a pre-paid derivative contract with respect to the relevant exchange rate or exchange rates. Except as otherwise stated below the discussion below assumes that your notes will be so treated.

If your notes bear a coupon, it is likely that any coupon will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale or maturity of your notes, you should recognize gain or loss equal to the difference between the amount realized on the sale or maturity (excluding amounts attributable to any unpaid coupons) and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount you paid for the notes. Such gain or loss will generally be exchange gain or loss to the extent such gain or loss is attributable to changes in the value of the relevant exchange rate or exchange rates. Gain or loss that is not attributable to changes in the value of the relevant exchange rate or exchange rates should generally be capital gain or loss.

Unless you make the election discussed below, the exchange gain or loss will generally be treated as U.S. source ordinary income or loss. If you are a noncorporate holder, you would generally be able to use an ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

It would be reasonable to take the position that you are permitted to elect to treat the gain or loss that you recognize with respect to your notes as capital gain or loss, which would be long-term capital gain or loss if you have held your notes for more than one year. More specifically, a taxpayer may elect to treat the gain or loss from a “forward contract” or a “similar financial instrument” with respect to foreign currency as capital gain or loss. We believe that it would be reasonable to take the position that the notes should be treated as a “forward contract” or a “similar financial instrument” for this purpose and that therefore you can make the election with respect to your notes.

You may make the election described above by clearly identifying your notes as subject to such election in your books and records on the date you acquire your notes. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your notes, (iii) describe any security for which this election was in effect on the date such security was exercised, sold or exchanged during the taxable year, (iv) state that your notes were never part of a “straddle” as defined in Section 1092 of the Internal Revenue Code, and (v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfied the election and verification requirements if you acquire, hold and dispose of your notes in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date the account was established may be recorded in the account, (ii) transactions involving the notes are entered into the account on the date the transactions are entered into, and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: “Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B)”. Your election may not be effective if you do not comply with the election and verification requirements. You should consult your tax advisor about how this election might be made with respect to your notes.

Any capital gain or loss that you recognize in respect of the notes should generally be short-term capital gain or loss if you hold the notes for one year or less and should be long-term capital gain or loss if you hold the notes for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatment

There is no judicial or administrative authority discussing how notes described in this section should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that treatment other than that described above is more appropriate. In particular, the Internal Revenue

Service could take the position that the election described above, which generally permits a taxpayer to treat the gain or loss from a “forward contract” or a similar financial instrument with respect to foreign currency as capital gain or loss, is not available to a holder of a derivative contract of the type that is represented by your notes. Accordingly, it is possible that any gain or loss you might recognize with respect to the notes that is attributable to changes in the value of the relevant exchange rate or exchange rates could be U.S. source ordinary income or loss even if you make the election described above.

In addition, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing CPDIs, as described in detail above under “—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments.”

It is also possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. In December, 2007, the Internal Revenue Service issued Revenue Ruling 2008-1, which concluded that an instrument with a term of three years that was economically equivalent to a euro-denominated deposit — i.e., an instrument issued for 75 euros, promising market rate interest in euros, and a return of 75 euros at maturity — should be treated as euro-denominated indebtedness notwithstanding that it is denominated in U.S. dollars (e.g., is issued and repaid for an amount in U.S. dollars that is equal to the current value of 75 euros). While the application of Revenue Ruling 2008-1 to any particular notes will depend on the exact terms of the notes, for any notes which we intend to treat as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates, we do not believe the notes are economically equivalent to deposits in the currencies that make up the relevant exchange rate or exchange rates. We therefore think that the better view is that Revenue Ruling 2008-1 does not apply to notes which we intend to treat as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates. However, the intended ambit of this ruling is not clear, and the Internal Revenue Service could take the view that Revenue Ruling 2008-1 or the principles of Revenue Ruling 2008-1 should apply to your notes. Under such a view, it is possible that your notes could be treated as one or more debt instruments denominated in the currencies that make up the relevant exchange rate or exchange rates.

In addition, it is possible that the notes could be treated as “foreign currency contracts” within the meaning of Section 1256 of the Internal Revenue Code, in which case a United States holder’s U.S. federal income tax treatment could be different from that described above.

It is possible that the Internal Revenue Service could assert that, while your notes should generally be characterized as described above, the gain you recognize upon the sale, exchange or maturity of your notes should be treated as ordinary income.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. You should consult your tax advisors as to possible alternative characterizations of your notes for U.S. federal income tax purposes.

Change in Law

In 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments, such as notes treated as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates, after the bill was enacted to accrue interest income over the term of such notes regardless of whether any interest payments are made over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of notes we intend to treat as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates.

In addition, on December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument similar to notes we intend to treat as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates, including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described in this section unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes described in this section.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, a United States holder that recognizes a loss with respect to the notes that is attributable to changes in the spot exchange rate of a foreign currency will be required to report the loss on Internal Revenue Service Form 8886 if such loss exceeds the thresholds set forth in the regulations.

For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult your tax advisor regarding any tax filing and reporting obligations — including any protective filings — that ought to be made in connection with any loss realized in connection with acquiring, owning and disposing of notes.

United States Alien Holders

This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

—	a nonresident alien individual;

—	a foreign corporation; or

—	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from notes.

If, according to the applicable pricing supplement, we intend to treat a note as indebtedness for U.S. federal income tax purposes, please see the discussion under “United States Taxation— Taxation of Debt Securities— United States Alien Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. The remainder of this section is not applicable to you.

If we intend to treat the notes as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates and your notes bear a coupon, because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments (including any coupon payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

Whether or not your notes bear a coupon, you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes at maturity and, regardless of whether we intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation – Taxation of Debt Securities – Backup Withholding and Information Reporting – United States Alien Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their own tax advisors in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments treated as pre-paid forward contracts should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

Foreign Account Tax Compliance

On March 18, 2010, the Hiring Incentives to Restore Employment Act (the “HIRE Act”) was signed into law. Under certain circumstances, the HIRE Act will impose a withholding tax of as high as 30% on payments made with respect to the notes. The withholding tax may be imposed at any point in a series of payments unless the payee complies with certain information reporting and related requirements. In the case of a foreign financial institution, no withholding generally will be imposed if it enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). Other payees, including individuals, may be required to provide proof that they are not U.S. persons or, in the case of non-financial foreign entities, certain certification or information relating to U.S. ownership of the entity. In some cases, the ultimate recipient of payments might be eligible for refunds or credits of any withheld taxes. The effective date of the HIRE Act is January 1, 2013. However, according to preliminary guidance released by the United States Treasury Department, the withholding tax described above generally will not apply to payments made with respect to the notes before January 1, 2014. In addition, according to proposed regulations released by the United States Treasury Department on February 8, 2012, the withholding requirements under the HIRE Act generally will not apply to payments made on notes issued and outstanding as of January 1, 2013. Prospective investors should consult their tax advisors regarding the HIRE Act.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each exchange rate-linked note to be issued, The Goldman Sachs Group, Inc. expects to agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. expects to agree to purchase from The Goldman Sachs Group, Inc., the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. Goldman, Sachs & Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of The Goldman Sachs Group, Inc. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of exchange rate-linked notes which are the subject of the offering contemplated by this currency terms supplement in relation thereto may not be made to the public in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, offer of such exchange rate-linked notes may be made to the public in that Relevant Member State:

a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Issuer for any such offer; or

c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of exchange rate-linked notes referred to in (a) to (c) above shall require the Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of exchange rate-linked notes to the public” in relation to any exchange rate-linked notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the exchange rate-linked notes to be offered so as to enable an investor to decide to purchase or subscribe the exchange rate-linked notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Goldman, Sachs & Co. has represented and agreed that:

(a) in relation to any exchange rate-linked notes that have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments

(as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the exchange rate-linked notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by The Goldman Sachs Group, Inc.;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the exchange rate-linked notes in circumstances in which Section 21(1) of the FSMA does not apply to The Goldman Sachs Group, Inc.; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the exchange rate-linked notes in, from or otherwise involving the United Kingdom.

No advertisement, invitation or document relating to the exchange rate-linked notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), if such advertisement, invitation or document is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the exchange rate-linked notes which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong, the “SFO”) and any rules made thereunder.

The exchange rate-linked notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEL”) and Goldman, Sachs & Co. has agreed that it will not offer or sell any exchange rate-linked notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in this paragraph, resident of Japan means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

This currency terms supplement no. 1667 or any applicable pricing supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this currency terms supplement no. 1667, any applicable pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the exchange rate-linked notes may not be circulated or distributed, nor may the exchange rate-linked notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the exchange rate-linked notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the exchange rate-linked notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) pursuant to Section 276(7) of the SFA.

The exchange rate-linked notes may not be offered or sold to the public in Brazil. Accordingly, the exchange rate-linked notes have not been and will not be registered with the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários, the “CVM”), nor have been submitted to the foregoing agency from approval. Documents relating to the exchange rate-linked notes, as well as the information contained therein, may not be supplied to the public in Brazil, as the offering of exchange rate-linked notes is not a public offering of securities in Brazil, nor used in connection with any offer for subscription or sale of securities to the public in Brazil. Persons wishing to offer or acquire the exchange rate-linked notes within Brazil should consult with their own counsel as to the applicability of these registration requirements or any exemption therefrom.

The exchange rate-linked notes have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores), maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria de Valores), and may not be offered or sold publicly in Mexico. The exchange rate-linked notes may be sold in Mexico, by any person, including the The Goldman Sachs Group, Inc., pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores), to the investors and under the terms specified in such Article.

Each potential investor in the offered notes in Mexico shall be deemed to represent and warrant to the issuer that it is a qualified or institutional investor under the Regulations of the Mexican Stock Exchange and that, as a result, The Goldman Sachs Group, Inc. may rely on the private placement exemption set forth in Article 8 of the Mexican Securities Market Law to offer the securities.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this currency terms supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This currency terms supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this currency terms supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

Currency Terms Supplement
Page
Additional Risk Factors Specific to the Notes	S-1
Supplemental Terms of the Notes	S-10
Use of Proceeds	S-30
Hedging	S-30
Supplemental Discussion of Federal Income Tax Consequences	S-31
Employee Retirement Income Security Act	S-39
Supplemental Plan of Distribution	S-40

Prospectus Supplement dated September 19, 2011

Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-25
Employee Retirement Income Security Act	S-26
Supplemental Plan of Distribution	S-27
Validity of the Notes	S-28

Prospectus dated September 19, 2011

Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	33
Description of Purchase Contracts We May Offer	48
Description of Units We May Offer	53
Description of Preferred Stock We May Offer	58
The Issuer Trusts	65
Description of Capital Securities and Related Instruments	67
Description of Capital Stock of The Goldman Sachs Group, Inc.	88
Legal Ownership and Book-Entry Issuance	92
Considerations Relating to Floating Rate Debt Securities	97
Considerations Relating to Securities Issued in Bearer Form	98
Considerations Relating to Indexed Securities	102
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	105
Considerations Relating to Capital Securities	108
United States Taxation	112
Plan of Distribution	135
Conflicts of Interest	137
Employee Retirement Income Security Act	138
Validity of the Securities	139
Experts	139
Review of Unaudited Condensed Consolidated Financial Statements by Independent Registered Public Accounting Firm	139
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	140

The Goldman Sachs

Group, Inc.

Currency Terms Supplement

Notes linked to the Performance

of one or more Exchange Rates

Medium-Term Notes, Series D

Goldman, Sachs & Co.